UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2005

ACADIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 SORRENTO VALLEY BOULEVARD SAN DIEGO, CALIFORNIA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 558-2871

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Mark R. Brann, Ph.D., President, Chief Scientific Officer and founder of ACADIA Pharmaceuticals Inc. (“ACADIA”) has adopted a prearranged stock sales plan pursuant to Rule 10b5-1 of the U.S. Securities Exchange Act of 1934, as amended. Dr. Brann has held stock of ACADIA since its inception in 1993. Dr. Brann’s plan provides for the non-discretionary periodic sale of a limited portion of his ACADIA stock and is designed to allow him to maintain a significant stock position in ACADIA. Transactions under the plan may be made from time-to-time pursuant to predetermined trading parameters that do not permit Dr. Brann to exercise any subsequent influence over how, when or whether to effect trades under the plan. Dr. Brann adopted this plan to allow the gradual diversification of his ACADIA holdings over an extended period of time. Total sales under this plan, in the aggregate, may not exceed twenty percent of Dr. Brann’s total stock and option position in ACADIA.

The transactions under the plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission as transactions occur. In addition, these transactions will be subject to the restrictions and filing requirements mandated by Rule 144 of the Securities Act of 1933, as amended.

ACADIA does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors of ACADIA in the future, or to report any modifications or termination of any publicly announced plan, except to the extent required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

	By:	/s/ Thomas H. Aasen
Date: September 14, 2005		Thomas H. Aasen
Vice President, Chief Financial Officer, Treasurer, and Secretary

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